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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT
                               FOR JAMES THORBURN

      WHEREAS, Semiconductor Components Industries, LLC (the "Company") and James Thorburn (the "Executive") entered into an Employment Agreement dated November 8, 1999 (the "Agreement");

      WHEREAS, the Company and the Executive wish to amend the Agreement to provide, among other things, for certain payments in lieu of certain relocation benefits provided in the Agreement, to include a loan for the purchase of a primary residence located at 8635 N. 65th Street, Paradise Valley, Arizona, to provide for a bonus payment in connection with Parent's initial public offering, and to extend the term of the Agreement (the "Amendment"); and

      WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein.

      NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.    Section 2 (g) of the Agreement is hereby amended by replacing such section in its entirety with the following:

            (g) On or before ten (10) days after the signing of this Amendment but in any event by the date of the closing of the purchase of the Property (as defined below), the Company shall pay the Executive a one-time lump-sum payment of $531,000, consisting of (i) $400,000 in respect of the relocation expenses deemed to have been incurred by the Executive (whether or not the Executive actually sells his residence in California) and (ii) $131,000 in respect of amounts the Executive would have received as a housing allowance and travel expenses for the Executive and the Executive's spouse and children. In addition to the foregoing payment, on or before thirty (30) days after the signing of this Amendment, the Company shall pay the Executive an additional payment ("Gross-Up Payment") in an amount sufficient to pay the Executive's federal, state and local income taxes in respect of the payments provided for in this Section 2(g)(i) and Section 2(g)(ii) plus the federal, state and local income taxes to be incurred by the Executive in calendar year 2000 as a result of such payment, determined based on the Executive's highest marginal federal, state and local income tax rates. The Executive hereby agrees to cooperate with reasonable requests for information and documentation in order for the Company to determine the Gross-Up Payment in respect of the payments provided for in this Section 2(g)(i) and
      Section 2(g)(ii).

2. Section 2 of the Agreement is hereby amended by adding the following section:

            (j) On or before ten (10) days after the signing of this Amendment but in any event by the date of the closing of the purchase of the Property (as defined below), the Company

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shall pay the Executive a one-time lump-sum bonus payment of $100,000 in connection with Executive's work on the Parent's initial public offering of its common stock (the "IPO Bonus"). In addition to the foregoing payment, on or before thirty (30) days after the signing of this Amendment, the Company shall pay the Executive a Gross-Up Payment in respect of the payment provided for in this Section 2(j). The Executive hereby agrees to cooperate with reasonable requests for information and documentation in order for the Company to determine the Gross-Up Payment in respect of the payment provided for in this Section 2(j).

3. Section 2 of the Agreement is hereby amended by adding the following section:

            (k)(i) The Company hereby agrees to provide the Executive with a loan (the "Loan"), secured by a first priority deed of trust lien, in the amount of $1,469,000 for the purchase of the primary residence located at 8635 N. 65th Street, Paradise Valley, Arizona (the "Property").

            (ii) The Loan will be funded by the date of the closing of the purchase of the Property (the "Loan Date"). The Loan shall accrue interest (the "Interest") at a rate determined by the Applicable Federal Rates in effect for the month in which the Loan is funded, which shall remain fixed during the term of the Loan and shall be compounded annually. The principal amount of the Loan plus any accrued Interest shall be due and payable to the Company on the earlier of (x) the fifth anniversary of the Loan Date or (y) no later than 90 days after the termination of the Executive's employment with the Company for any reason. In the event the Executive is actively employed with the Company on the fifth anniversary of the Loan Date, the Board of Directors of the Parent ("Parent Board") may consider (1) forgiving up to 50% of the principal amount of the Loan and/or accrued Interest if the Parent achieves the established Market Share Target (described in Appendix I hereto) for the five-year period ended on the last day of the fiscal quarter immediately preceding the fifth anniversary of the Loan Date, and (2) forgiving up to 50% of the principal amount of the Loan and/or accrued Interest if the Parent achieves the established Gross Margin Percentage Target (described in Appendix I hereto) for the five year period ended on the last day of the fiscal quarter immediately preceding the fifth anniversary of the Loan Date. The Parent Board shall notify the Executive of its determination no later than five days before the fifth anniversary of the Loan Date. For the avoidance of doubt, it is in the sole and absolute discretion of the Parent Board to forgive any part of the principal amount of the Loan and/or accrued Interest if either or both of the foregoing targets are achieved.

            (iii) The Executive hereby acknowledges and agrees that the Company and the Company shall have the right to withhold any amounts otherwise owed or payable to the Executive (including, without limitation, bonuses and severance pay, but excluding Executive' s Base Salary) and apply such amounts to the payment of Loan and Interest to the extent such Loan and Interest shall be due and payable within ninety (90) days of the date of the payment to the Executive.

            (iv) All terms and conditions of the Loan and the first deed of trust lien will be governed by a separate promissory note and deed of trust as well as any other documents

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      that the Company reasonably requires the Executive to execute and the
      Executive hereby agrees to execute any and all such documents at the request of the Company.

            (v) Prior to the fifth anniversary of the Loan Date, in the event of the Executive's employment is terminated due to the Executive's death or Disability, the Parent Board, in its sole and absolute discretion, may consider at the time of the termination event by death or Disability forgiving all or any portion of the principal amount of the Loan and/or accrued Interest.

4. Section 3 of the Agreement is hereby amended by deleting the phrase "third anniversary of the Effective Date" and replacing it with the phrase "fifth anniversary of the Loan Date (as defined in Section 2 (j))."

5. Except as otherwise specifically provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

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IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 20th date of July, 2000.

EXECUTIVE:                   JAMES THORBURN, IN HIS INDIVIDUAL CAPACITY



                             By: /s/ JAMES THORBURN
                                 ------------------
                             Name: James Thorburn
                             Title: COO





COMPANY:                     SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC



                             By: /s/ STEVE P. HANSON
                                 -------------------
                             Name: Steve Hanson
                             Title: CEO and President


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APPENDIX I

1.    MARKET SHARE TARGET:  9%


2.    GROSS MARGIN PERCENTAGE TARGET:  43.5%


      "Market Share" and "Gross Margin Percentage" shall be determined in accordance with the manner in which the Parent, in its sole discretion, calculates and presents the Market Share and Gross Margin Percentage to the Parent Board; provided, however, that to the extent applicable, Market Share and Gross Margin Percentage shall be determined in accordance with generally acceptable accounting principles consistently applied.


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